Exhibit 99.5

                THE PRESTIGE GROUP.NET, INC.
                   4610 SO. ULSTER STREET
                          SUITE 150
                   DENVER, COLORADO 80237
                  TELEPHONE (720) 528-7303
                     FAX (720) 851-8905

                        PRESS RELEASE
                        -------------

Contact Person:  Douglas G. Gregg,  President
Symbol:   OTCBB: PGPN

             THE PRESTIGE GROUP.NET, INC.  SIGNS
                 LETTER OF INTENT TO ACQUIRE
               PARAMOUNT FINANCIAL GROUP, INC.

Denver, Colorado, August 6, 2002 - Douglas G. Gregg, President of The Prestige Group.Net Inc. (OTCBB: PGPN) announced today that it has entered into a letter of intent to acquire all of the capital stock of Paramount Financial Group, Inc. Terms and conditions were not announced.

Mr. Gregg said, "Paramount Financial Group, Inc., is a corporate financial services company specializing in the development and placement of private debt and equity projects, commercial equipment leasing transactions, mortgage financing and also owns Paramount Financial Real Estate Investment Trust, a REIT. Paramount has been in business since April 1996, and is profitable. We are pursuing an acquisition plan of businesses that will fit our new corporate direction, which is becoming a financial services holding company utilizing the latest in technology. We expect that the acquisition of Paramount should be an excellent fit."

About Paramount Financial Group, Inc.
-------------------------------------

Paramount Financial Group, Inc. is a financial services holding company, which provides a network to mortgage brokers, commercial equipment leasing brokers, both retail and wholesale through its wholly owned mortgage company, and leasing company. For further information about the Company please look at its website, http://www.paramount-financial.net.

A number of statements referenced in this Release, and any other interviews that have been made, are forward-looking statements, which are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, and within the meaning of Section 27A of the Securities Act of 1933 and Section 21B of the Exchange Act of 1934. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumption of future events or performance are not statements of historical fact and may be "forward-looking statements." Forward looking statements are based on expectations, estimates and projections at the time the statements are made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated. Forward looking statements in this actions may be identified through the use of words such as "expects," "will," "anticipates," "estimates," "believes," or statements indicating certain actions "may, "could," or "might," occur. Such statements reflect the current views of The Prestige Group.Net, Inc. with respect to future events and are subject to certain assumptions, including those described in this release. These forward-looking statements involve a number of risks and uncertainties, including the timely development and market acceptance of products, services, and technologies, competitive market conditions, successful closing of acquisition transactions and their subsequent integration, the ability to secure additional sources of financing, the ability to reduce operating expenses, and other factors described in the Company's filings with the Securities and Exchange Commission. The actual results that the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. The Company does not undertake any responsibility to update the "forward-looking" statements contained in this news release.